EXHIBIT (5)(G)

                              CORE TRUST (DELAWARE)
                        INVESTMENT SUBADVISORY AGREEMENT

                                  June 1, 1997

         AGREEMENT made as of this 1st day of June, 1997, among Core Trust (Delaware) (the "Trust"), a business trust organized under the laws of the State of Delaware with its principal place of business at Two Portland Square, Portland, Maine 04101, Norwest Investment Management, Inc. (the "Adviser"), a corporation organized under the laws of the State of Minnesota with its principal place of business at Sixth Street and Marquette, Minneapolis, Minnesota 55479, and Peregrine Capital Management, Inc. (the "Subadviser"), a corporation organized under the laws of the State of Minnesota, with its principal place of business at 800 LaSalle Avenue, Minneapolis, Minnesota 55402.

         WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended (the "Act") as an open-end management investment company and is authorized to issue its beneficial interests ("Interests"), no par value, in separate series; and

         WHEREAS, the Trust and the Adviser desire that the Subadviser perform investment advisory services for each series of the Trust as listed in Appendix A hereto (each, a "Fund" and collectively, the "Funds"), and the Subadviser is willing to provide those services on the terms and conditions set forth in this Agreement;

         NOW THEREFORE, the Trust, the Adviser and the Subadviser agree as follows:

         SECTION 1.  THE TRUST; DELIVERY OF DOCUMENTS

         The Trust is engaged in the business of investing and reinvesting the assets of its Funds in securities of the type and in accordance with the limitations specified in its Trust Instrument and Registration Statement filed with the Securities and Exchange Commission (the "Commission") under the Act, including any representations made in the Part A (prospectus) and Part B (statement of additional information) relating to a Fund contained therein and as may be supplemented from time to time, all in such manner and to such extent as may from time to time be authorized by the Trust's Board of Trustees (the "Board"). The Trust is currently authorized to issue seventeen series of interests, and the Board is authorized to issue any unissued interests in any number of additional series. The Trust has delivered copies of the documents listed in this Section 1 and will from time to time furnish Subadviser with any amendments thereof.

         SECTION 2.  INVESTMENT ADVISER; APPOINTMENT

         Subject to the direction and control of the Board, the Adviser manages the investment and reinvestment of the assets of the Funds and provides for certain management and services as specified in the Investment Advisory Agreement between the Trust and the Adviser with respect to the Funds.

         Subject to the direction and control of the Board and the Adviser, the Subadviser shall manage the investment and reinvestment of the assets of each Fund and, without limiting the generality of the foregoing, shall provide the management and other services specified below, all in such manner and to such extent as may be directed from time to time by the Adviser.

         SECTION 3.  DUTIES OF THE SUBADVISER

         (a) The Subadviser shall make decisions with respect to all purchases and sales of securities and other investment assets in each Fund. To carry out such decisions, the Subadviser is hereby authorized, as agent and attorney-in-fact for the Trust, for the account of, at the risk of and in the name of the Trust, to place orders and issue instructions with respect to those transactions of the Funds. In all purchases, sales and other transactions in securities for the Funds, the Subadviser is authorized to exercise full discretion and act for the Trust in the same manner and with the same force and effect as the Trust might or could do with respect to such purchases, sales or other transactions, as well as with respect to all other things necessary or incidental to the furtherance or conduct of such purchases, sales or other transactions.

         (b) The Subadviser will report to the Board at each meeting thereof all changes in each Fund since the prior report, and will also keep the Board informed of important developments affecting the Trust, the Funds and the Subadviser, and on its own initiative, will furnish the Board from time to time with such information as the Subadviser may believe appropriate for this purpose, whether concerning the individual companies whose securities are included in a Fund's holdings, the industries in which they engage, or the economic, social or political conditions prevailing in each country in which a Fund maintains investments. The Subadviser will also furnish the Board with such statistical and analytical information with respect to securities in the Funds as the Subadviser may believe appropriate or as the Board reasonably may request. In making purchases and sales of securities for the Funds, the Subadviser will bear in mind the policies set from time to time by the Board as well as the limitations imposed by the Trust's Trust Instrument and Registration Statement under the Act, the limitations in the Act and in the Internal Revenue Code of 1986, as amended, in respect of regulated investment companies and the investment objective, policies and restrictions of each Fund.

         (c) The Subadviser may from time to time employ or associate with such persons as the Subadviser believes to be particularly fitted to assist in the execution of the Subadviser's duties hereunder, the cost of performance of such duties to be borne and paid by the Subadviser. No obligation may be incurred on the Trust's behalf in any such respect.

         (d) The Subadviser shall maintain records relating to portfolio transactions and the placing and allocation of brokerage orders as are required to be maintained by the Trust under the Act. The Subadviser shall prepare and maintain, or cause to be prepared and maintained, in such form, for such periods and in such locations as may be required by applicable law, all documents and records relating to the services provided by the Subadviser pursuant to this Agreement required to be prepared and maintained by the Trust pursuant to the rules and regulations of any national, state, or local government entity with jurisdiction over the Trust, including the Securities and Exchange Commission and the Internal Revenue Service. The books and records pertaining to the Trust which are in possession of the Subadviser shall be the property of the Trust. The Trust, or the Trust's authorized representatives, shall have access to such books and records at all times during the Subadviser's normal business hours. Upon the reasonable request of the Trust, copies of any such books and records shall be provided promptly by the Subadviser to the Trust or the Trust's authorized representatives.

         SECTION 4.  EXPENSES

         Subject to any expenses reimbursement arrangements between the Adviser or others and the Trust, the Trust shall be responsible and shall assume the obligation for payment of all of the Trust's expenses.

         SECTION 5.  STANDARD OF CARE

         The Trust shall expect of the Subadviser, and the Subadviser will give the Trust the benefit of, the Subadviser's best judgment and efforts in rendering its services to the Trust, and as an inducement to the Subadviser's undertaking these services the Subadviser shall not be liable hereunder for any mistake of judgment or in any event whatsoever, except for lack of good faith, provided that nothing herein shall be deemed to protect, or purport to protect, the Subadviser against any liability to the Trust or to the Trust's security holders to which the Subadviser would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of the Subadviser's duties hereunder, or by reason of the Subadviser's reckless disregard of its obligations and duties hereunder.

         SECTION 6.  COMPENSATION

         In consideration of the foregoing, the Adviser and not the Trust shall pay the Subadviser a fee as shall be determined from time to time in writing between the Adviser and the Subadviser.

         SECTION 7.  EFFECTIVENESS, DURATION AND TERMINATION

         (a) This Agreement shall become effective on the date first above written.

         (b) This Agreement shall remain in effect for a period of two years from the date of its effectiveness and thereafter shall continue in effect for successive one-year periods; provided that such continuance is specifically approved at least annually: (i) by the Board or by the vote of a majority of the outstanding voting securities of the Fund, and, in either case, (ii) by a majority of the Trust's trustees who are not parties to this Agreement or interested persons of any such party (other than as trustees of the Trust); provided further, however, that if this Agreement or the continuation of this Agreement is not approved, the Subadviser may continue to render the services described herein in the manner and to the extent permitted by the Act and the rules and regulations thereunder.

         (c) This Agreement may be terminated at any time, without the payment of any penalty: (i) by the Board or by a vote of a majority of the outstanding voting securities of the Fund on 60 days' written notice to the Subadviser, or
(ii) by the Subadviser on 60 days' written notice to the Trust. This Agreement shall terminate upon assignment unless prior approval of the Board is obtained.

         SECTION 8.  ACTIVITIES OF THE SUBADVISER

         Except to the extent necessary to perform its obligations hereunder, nothing herein shall be deemed to limit or restrict the Subadviser's right, or the right of any of the Subadviser's officers, directors or employees who may also be a trustee, officer or employee of the Trust, or persons otherwise affiliated persons of the Trust to engage in any other business or to devote time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other corporation, trust, firm, individual or association.

         SECTION 9.  LIMITATION OF SHAREHOLDER AND TRUSTEE LIABILITY

         The Trustees of the Trust and the shareholders of a Fund shall not be liable for any obligations of the Trust or of the Fund under this Agreement, and the Subadviser agrees that, in asserting any rights or claims under this Agreement, it shall look only to the assets and property of the Trust or the Fund to which the Subadviser's rights or claims relate in settlement of such rights or claims, and not to the Trustees of the Trust or the shareholders of the Fund.

         SECTION 10.  MISCELLANEOUS

         (a) No provisions of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by both parties hereto and, if required by the Act, by a vote of a majority of the outstanding voting securities of the Fund thereby affected.

         (b) Section headings in this Agreement are included for convenience only and are not to be used to construe or interpret this Agreement.

         (c) This Agreement shall be governed by and shall be construed in accordance with the laws of the State of Delaware.

         (d)  The  terms  "vote  of  a  majority  of  the   outstanding   voting
securities", "interested person", "affiliated person" and "assignment" shall have the meanings ascribed thereto in the Act.


         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed all as of the day and year first above written.

                                          CORE TRUST (DELAWARE)


                                          ------------------
                                          By:  John Y. Keffer
                                            President

                                          NORWEST INVESTMENT MANAGEMENT, INC.


                                          ------------------
                                          By:  P. Jay Kiedrowski
                                            President

                                          PEREGRINE CAPITAL MANAGEMENT, INC.


                                          ------------------
                                          [Name]
                                            [Title]

                              CORE TRUST (DELAWARE)
                        INVESTMENT SUBADVISORY AGREEMENT

                                   APPENDIX A


                         Small Company Growth Portfolio
                         Large Company Growth Portfolio
                          Small Company Value Portfolio
                            Positive Return Portfolio

                              CORE TRUST (DELAWARE)
                        INVESTMENT SUBADVISORY AGREEMENT
                                  FEE AGREEMENT

                                  June 1, 1997

     This fee agreement is made as of the 1st day of June, 1997 by and between Norwest Investment Management, Inc. (the "Adviser") and Peregrine Capital Management, Inc. (the "Subadviser"); and

         WHEREAS, the parties and Core Trust (Delaware) (the "Trust") have entered into an Investment Subadvisory Agreement ("Subadvisory Agreement") whereby the Subadviser provides investment management advice to each series of the Trust as listed in Appendix A to the Subadvisory Agreement (each, a "Fund" and collectively, the "Funds"); and

         WHEREAS, the Subadvisory Agreement provides that the fees to be paid to the Subadviser are to be as agreed upon in writing by the parties.

         NOW THEREFORE, the parties agree that the fees to be paid to the Subadviser under the Subadvisory Agreement shall be calculated as follows on a monthly basis by applying the following annual percentage rates per Fund:

         Small Company Growth Portfolio

                  a.       0.5805 on the first $40,000,000;
                  b.       0.4193 on the next $160,000,000;
                  c.       0.3225 on all sums in excess of $200,000,000

         Large Company Growth Portfolio

                  a.       0.3628 on the first $25,000,000;
                  b.       0.2903 on the next $25,000,000;
                  c.       0.2419 on the next $225,000,000;
                  d.       0.1451 on all sums in excess of $275,000,000

         Small Company Value Portfolio

                  a.       0.3225

         Positive Return Portfolio

                  a.       0.2064 on the first $10,000,000;
                  b.       0.1548 on the next $15,000,000;
                  c.       0.1032 on all sums in excess of $25,000,000

         The net assets under management against which the foregoing fees are to be applied is the month-end average of net assets, determined at the end of each month by dividing the sum of the average net assets managed by the Subadviser at the end of each week during the month by the number of weeks ended during the calendar month. The assets for each weekly period are to be determined by averaging the net assets under management at the close of each business day for each business day in the week that this fee agreement is in effect. If this fee agreement becomes effective subsequent to the first day of a month or shall terminate before the last day of a month, compensation for that part of the month this agreement is in effect shall be subject to a pro rata adjustment based on the number of days elapsed in the current month as a percentage of the total number of days in such month. During any period when the determination of net asset value is suspended, the average net asset value for the last day prior to such suspension shall for this purpose be deemed to be the average net asset value at the close of each succeeding week until it is again determined.

         The foregoing fee schedule shall remain in effect until changed in writing by the parties.



                                        NORWEST INVESTMENT MANAGEMENT, INC.


                                        --------------------------
                                        By:  Jay Kiedrowski
                                          President

                                        PEREGRINE CAPITAL MANAGEMENT, INC.


                                        --------------------------
                                        By: [Name]
                                              [Title]